Exhibit 99.1

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com
JPMORGANCHASE REPORTS FOURTH-QUARTER 2025 NET INCOME OF $13.0 BILLION ($4.63 PER SHARE),
NET INCOME EXCLUDING A SIGNIFICANT ITEM OF $14.7 BILLION ($5.23 PER SHARE),
FULL-YEAR 2025 NET INCOME OF $57.0 BILLION ($20.02 PER SHARE)

FOURTH-QUARTER 2025 RESULTS 1

ROE 15% ROTCE[2] 18%	CET1 Capital Ratios[3] Std. 14.5% | Adv. 14.1% Total Loss-Absorbing Capacity[3] $564B	Std. RWA[3] $2.0T Cash and marketable securities[4] $1.5T Average loans $1.5T

Firmwide Metrics 2025 ROE 17% 2025 ROTCE 20%	■	Reported revenue of $45.8 billion and managed revenue of $46.8 billion[2]
	■	Expense of $24.0 billion; reported overhead ratio of 52% and managed overhead ratio[2] of 51%
	■	Credit costs of $4.7 billion with $2.5 billion of net charge-offs and a $2.1 billion net reserve build
	■	Average loans up 9% YoY, up 3% QoQ; average deposits up 6% YoY, up 2% QoQ

CCB 4Q25 ROE 25% 2025 ROE 32%	■	Average deposits up 1% YoY and flat QoQ; client investment assets up 17% YoY
	■	Average loans up 1% YoY and QoQ; Card Services net charge-off rate of 3.14%
	■	Debit and credit card sales volume[5] up 7% YoY
	■	Active mobile customers[6] up 7% YoY

CIB 4Q25 ROE 19% 2025 ROE 18%	■	Investment Banking fees down 5% YoY, down 11% QoQ; #1 ranking for Global Investment Banking fees with 8.4% wallet share for the year
	■	Markets revenue up 17% YoY, with Fixed Income Markets up 7% and Equity Markets up 40%
	■	Average Banking & Payments loans[7] up 5% YoY, up 2% QoQ; average client deposits[8] up 14% YoY, up 4% QoQ

AWM 4Q25 ROE 44% 2025 ROE 40%	■	AUM[9] of $4.8 trillion, up 18% YoY
	■	Average loans up 12% YoY, up 4% QoQ; average deposits down 1% YoY, up 2% QoQ

Jamie Dimon, Chairman and CEO, commented: “The Firm concluded the year with a strong fourth quarter, generating net income of $14.7 billion excluding a significant item.”
Dimon continued: “Each line of business performed well. In the CIB, revenue rose 10%. Markets continued to benefit from demand for financing and robust client activity, pushing revenue up 17%. Additionally, Payments revenue reached a record $5.1 billion due to ongoing deposit and fee growth. In CCB, revenue rose 6%, and the franchise continued to acquire new customers at a robust pace. This year, we opened 1.7 million net new checking accounts and 10.4 million new credit card accounts, and we also grew wealth management households to over 3 million. Looking ahead, we are excited to become the new issuer of the Apple Card. Finally, in AWM, revenue rose 13% in the quarter to a record $6.5 billion. More impressively, client asset net inflows totaled $553 billion for the year, helping drive client assets to over $7 trillion.”
Dimon continued: “These results were the product of strong execution, years of investment, a favorable market backdrop and selective deployment of excess capital. Looking ahead, we remain committed to investing our capital to drive future growth, and the Apple Card is one example of patient and thoughtful deployment of our excess capital into attractive opportunities.”
Dimon added: “The U.S. economy has remained resilient. While labor markets have softened, conditions do not appear to be worsening. Meanwhile, consumers continue to spend, and businesses generally remain healthy. These conditions could persist for some time, particularly with ongoing fiscal stimulus, the benefits of deregulation and the Fed’s recent monetary policy. However, as usual, we remain vigilant, and markets seem to underappreciate the potential hazards—including from complex geopolitical conditions, the risk of sticky inflation and elevated asset prices.”
Dimon concluded: “I want to reiterate how proud I am of our employees across the globe and how they work to support our customers and communities every single day.”

SIGNIFICANT ITEM IN 4Q25 RESULTS
■    $2.2 billion credit reserve established for the forward purchase commitment of the Apple credit card portfolio ($0.60 decrease in EPS10)
CAPITAL DISTRIBUTIONS
■    Common dividend of $4.1 billion or $1.50 per share
■    $7.9 billion of common stock net repurchases11
■    Net payout LTM11,12 of 82%
FORTRESS PRINCIPLES
■ Book value per share of $126.99, up 9% YoY; tangible book value per share2 of $107.56, up 11% YoY
■    Basel III common equity Tier 1 capital3 of $288 billion, Standardized ratio3 of 14.5% and Advanced ratio3 of 14.1%
■    Firm supplementary leverage ratio of 5.8%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    Approximately $3.3 trillion of credit and capital13 raised in 2025:
■    $280 billion of credit for consumers
■    $33 billion of credit for U.S. small businesses
■    $2.9 trillion of credit and capital for corporations and non-U.S. government entities
■    $76 billion of credit and capital for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479	Media Contact: Joseph Evangelisti (212) 270-7438
Note: Totals may not sum due to rounding.
[1] Percentage comparisons are for the fourth quarter of 2025 versus the prior-year fourth quarter, unless otherwise specified.
[2] For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes, see page 7.

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorganChase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments and Corporate is also presented on a managed basis. For more information about managed basis and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the fourth quarter of 2025 versus the prior-year fourth quarter, unless otherwise specified.

JPMORGANCHASE (JPM)

Results for JPM				3Q25		4Q24
($ millions, except per share data)	4Q25	3Q25	4Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$45,798	$46,427	$42,768	$(629)	(1)%	$3,030	7%
Net revenue - managed	46,767	47,120	43,738	(353)	(1)	3,029	7
Noninterest expense	23,983	24,281	22,762	(298)	(1)	1,221	5
Provision for credit losses	4,655	3,403	2,631	1,252	37	2,024	77
Net income	$13,025	$14,393	$14,005	$(1,368)	(10)%	$(980)	(7)%
Earnings per share - diluted	$4.63	$5.07	$4.81	$(0.44)	(9)%	$(0.18)	(4)%
Return on common equity	15%	17%	17%
Return on tangible common equity	18	20	21
Discussion of Results:
Net income was $13.0 billion, down 7%.
Net revenue was $46.8 billion, up 7%. Net interest income was $25.1 billion, up 7%. Noninterest revenue was $21.7 billion, up 7%.
Net interest income excluding Markets2 was $23.9 billion, up 4%, reflecting the impact of higher deposit balances, as well as higher revolving balances in Card Services, largely offset by the impact of lower rates. Noninterest revenue excluding Markets2 was $14.7 billion, up 7%, driven by higher asset management fees in AWM and CCB, higher auto operating lease income and higher Payments fees, partially offset by lower card income. Markets revenue was $8.2 billion, up 17%.
Noninterest expense was $24.0 billion, up 5%, driven by higher compensation, including higher revenue-related compensation and growth in front office employees, as well as higher auto lease depreciation, higher brokerage expense and distribution fees and higher occupancy expense, partially offset by an FDIC special assessment accrual release.
The provision for credit losses was $4.7 billion. Net charge-offs were $2.5 billion, up $150 million, predominantly driven by Wholesale. The net reserve build was $2.1 billion, reflecting a $2.2 billion reserve established for the forward purchase commitment of the Apple credit card portfolio. In the prior year, the provision was $2.6 billion, net charge-offs were $2.4 billion and the net reserve build was $267 million.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				3Q25		4Q24
($ millions)	4Q25	3Q25	4Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[14]	$19,396	$19,473	$18,362	$(77)	—%	$1,034	6%
Banking & Wealth Management	10,870	11,040	10,154	(170)	(2)	716	7
Home Lending	1,249	1,260	1,297	(11)	(1)	(48)	(4)
Card Services & Auto	7,277	7,173	6,911	104	1	366	5
Noninterest expense	10,256	10,296	9,728	(40)	—	528	5
Provision for credit losses	4,244	2,538	2,623	1,706	67	1,621	62
Net income	$3,642	$5,009	$4,516	$(1,367)	(27)%	$(874)	(19)%
Discussion of Results:
Net income was $3.6 billion, down 19%.
Net revenue14 was $19.4 billion, up 6%. Banking & Wealth Management net revenue was $10.9 billion, up 7%, predominantly driven by higher net interest income on higher deposit margin, as well as higher asset management fees in J.P. Morgan Wealth Management and higher deposit-related fees. Home Lending net revenue was $1.2 billion, down 4%, predominantly driven by lower net interest income and lower servicing revenue. Card Services & Auto net revenue was $7.3 billion, up 5%, driven by higher Card Services net interest income on higher revolving balances, as well as higher auto operating lease income, largely offset by lower card income on lower net interchange and higher new account origination costs.
Noninterest expense was $10.3 billion, up 5%, driven by higher auto lease depreciation, higher marketing expense and higher compensation for bankers and advisors.
The provision for credit losses was $4.2 billion. The net reserve build was $2.2 billion, driven by a $2.2 billion reserve established for the forward purchase commitment of the Apple credit card portfolio. Excluding the forward purchase commitment, reserves were flat as the effects of updates to certain macroeconomic variables were primarily offset by loan growth in Card Services. Net charge-offs were $2.0 billion, relatively flat. In the prior year, the provision was $2.6 billion, net charge-offs were $2.1 billion and the net reserve build was $557 million.

JPMorgan Chase & Co.
News Release

COMMERCIAL & INVESTMENT BANK (CIB)

Results for CIB				3Q25		4Q24
($ millions)	4Q25	3Q25	4Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$19,375	$19,878	$17,598	$(503)	(3)%	$1,777	10%
Banking & Payments	9,651	9,483	9,268	168	2	383	4
Markets & Securities Services	9,724	10,395	8,330	(671)	(6)	1,394	17
Noninterest expense	9,011	9,722	8,712	(711)	(7)	299	3
Provision for credit losses	405	809	61	(404)	(50)	344	NM
Net income	$7,268	$6,901	$6,636	$367	5%	$632	10%

Discussion of Results:
Net income was $7.3 billion, up 10%.
Net revenue was $19.4 billion, up 10%. Banking & Payments revenue was $9.7 billion, up 4%. Investment Banking revenue was $2.6 billion, down 2%. Investment Banking fees were $2.3 billion, down 5%, driven by lower fees across all products. Payments revenue was $5.1 billion, up 9%, driven by higher deposit balances and fee growth, partially offset by deposit margin compression. Lending revenue was $2.0 billion, up 4%.
Markets & Securities Services revenue was $9.7 billion, up 17%. Markets revenue was $8.2 billion, up 17%. Fixed Income Markets revenue was $5.4 billion, up 7%, driven by strong performance in Securitized Products, Rates and Currencies & Emerging Markets, largely offset by lower revenue in Credit. Equity Markets revenue was $2.9 billion, up 40%, driven by higher revenue across products, particularly in Prime. Securities Services revenue was $1.5 billion, up 13%, driven by higher deposit balances as well as fee growth on higher market levels and client activity.
Noninterest expense was $9.0 billion, up 3%, predominantly driven by higher brokerage and compensation expense.
The provision for credit losses was $405 million, driven by an update to loss assumptions on certain leveraged loans and net changes in credit quality, partially offset by the effects of updates to macroeconomic variables. Net charge-offs were $440 million, and the net reserve release was $35 million. In the prior year, the provision was $61 million, net charge-offs were $300 million and the net reserve release was $239 million.

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				3Q25		4Q24
($ millions)	4Q25	3Q25	4Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$6,516	$6,066	$5,778	$450	7%	$738	13%
Noninterest expense	4,068	3,818	3,772	250	7	296	8
Provision for credit losses	2	59	(35)	(57)	(97)	37	NM
Net income	$1,808	$1,658	$1,517	$150	9%	$291	19%
Discussion of Results:
Net income was $1.8 billion, up 19%.
Net revenue was $6.5 billion, up 13%, predominantly driven by growth in management fees on higher average market levels and strong net inflows, as well as higher performance fees.
Noninterest expense was $4.1 billion, up 8%, predominantly driven by higher compensation, primarily due to higher revenue-related compensation and continued growth in private banking advisor teams, as well as higher distribution fees, partially offset by lower legal expense.
Assets under management were $4.8 trillion, up 18%, and client assets were $7.1 trillion, up 20%, driven by higher market levels and continued net inflows.

JPMorgan Chase & Co.
News Release

CORPORATE

Results for Corporate				3Q25		4Q24
($ millions)	4Q25	3Q25	4Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[14]	$1,480	$1,703	$2,000	$(223)	(13)%	$(520)	(26)%
Noninterest expense	648	445	550	203	46	98	18
Provision for credit losses	4	(3)	(18)	7	NM	22	NM
Net income	$307	$825	$1,336	$(518)	(63)%	$(1,029)	(77)%
Discussion of Results:
Net income was $307 million, down $1.0 billion.
Net revenue14 was $1.5 billion, down $520 million. Net interest income was $1.6 billion, down $462 million, primarily driven by the impact of lower rates. Noninterest revenue was a net loss of $88 million, down $58 million.
Noninterest expense was $648 million, up $98 million.

JPMorgan Chase & Co.
News Release
2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $126.99, $124.96 and $116.07 at December 31, 2025, September 30, 2025 and December 31, 2024, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to pages 81-82 of the Firm’s 2024 Form 10-K.

d.Fourth-quarter 2025 net income and earnings per share excluding the $2.2 billion credit reserve established for the forward purchase commitment of the Apple credit card portfolio are non-GAAP financial measures. Excluding this item resulted in an increase of $1.7 billion (after tax) to reported net income from $13.0 billion to $14.7 billion and an increase of $0.60 per share to reported EPS from $4.63 to $5.23. Management believes these measures provide useful information to investors and analysts in assessing the Firm’s results.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated. The credit reserve and risk-weighted assets associated with the forward purchase commitment of the Apple credit card portfolio resulted in a decrease to the fourth-quarter 2025 CET1 capital ratio of approximately 25 basis points under the Standardized approach and approximately 90 basis points under the Advanced approach. As of January 1, 2025, the benefit from the Current Expected Credit Losses (“CECL”) capital transition provision had been fully phased-out. Refer to Note 21 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and Note 27 of the Firm’s 2024 Form 10-K for additional information.
4.Estimated. Cash and marketable securities include end-of-period eligible high-quality liquid assets (“HQLA”), excluding regulatory prescribed haircuts under the liquidity coverage ratio (“LCR”) rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also include other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 51-58 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and pages 108-115 of the Firm’s 2024 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.On January 1, 2025, $5.6 billion of loans were realigned from Global Corporate Banking to Fixed Income Markets.
8.Client deposits and other third party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses.
9.Assets under management (“AUM”).
10.Earnings per share (“EPS”).
11.Includes the net impact of employee issuances. Excludes excise tax and commissions.
12.Last twelve months (“LTM”).
13.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments, as well as unused amounts of advised uncommitted lines of credit where the Firm has discretion on whether or not to make a loan under these lines. Credit and capital for corporations and non-U.S. government entities includes Individuals and Individual Entities primarily consisting of Global Private Bank clients within AWM.
14.During the fourth quarter of 2024, the Firm made a change to its funds transfer pricing with respect to consumer deposits, resulting in an increase in the funding benefit reflected within CCB net interest income which is fully offset within Corporate net interest income. Refer to page 20 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and page 71 of the Firm’s 2024 Form 10-K for additional information.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.4 trillion in assets and $362 billion in stockholders’ equity as of December 31, 2025. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, January 13, 2026, at 8:30 a.m. (ET) to present fourth-quarter 2025 and full-year 2025 financial results. The general public can access the conference call by dialing the following numbers: 1 (888) 324-3618 in the U.S. and Canada; +1 (312) 470-7119 for international callers; use passcode 1364784#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call also will be available by telephone beginning at approximately 11:00 a.m. (ET) on January 13, 2026 through 11:59 p.m. (ET) on January 28, 2026 at 1 (800) 841-4034 (U.S. and Canada); +1 (203) 369-3360 (International); use passcode 67371#. The replay will be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.